Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

         We  consent  to  the   incorporation  by  reference  in  the  following
Registration Statements:

         (i) Form S-8 No. 333-110646 pertaining to Oragenics, Inc. 2002 Stock Incentive Plan; and

         (ii) Post Effective Amendment No. 1 to the Registration Statement on Form S-3 to Form SB-2 (No. 333-100568) and related Prospectus of Oragenics, Inc. for the registration of 297,724 shares of its common stock issuable upon exercise of warrants;

of our report dated January 28, 2005, with respect to the financial statements of Oragenics, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2004.

                                        /s/ Ernst & Young LLP
                                        Certified Public Accountants
Tampa, Florida
February 28, 2005